                                                                  CONFORMED COPY


     As filed with the Securities and Exchange Commission on April 22, 1997

                                                  Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 UNIDIGITAL INC.
             (Exact Name of Registrant as Specified in its Charter)
                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)
                                   13-3866725
                      (I.R.S. Employer Identification No.)
                  20 West 20th Street, New York, New York 10111
               (Address of Principal Executive Offices) (Zip Code)
                      1995 Long-Term Stock Investment Plan
                                May 1996 Options
                           1997 Equity Incentive Plan
                  1997 Non-Employee Director Stock Option Plan
                            (Full Title of the Plan)
                                 William E. Dye
          Chairman of the Board, President and Chief Executive Officer
                                 Unidigital Inc.
                  20 West 20th Street, New York, New York 10011
                     (Name and Address of Agent for Service)
                                 (212) 337-0330
          (Telephone Number, Including Area Code, of Agent for Service)
                                    Copy to:
                              David J. Sorin, Esq.
                              John F. Cinque, Esq.
                               Buchanan Ingersoll
                              500 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                                          Maximum             Proposed
                                                        Amount           Offering              Maximum              Amount Of
       Title Of Securities                               To Be           Price Per            Aggregate           Registration
        To Be Registered                             Registered(1)         Share           Offering Price              Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
  To be issued under the 1995 Long-
   Term Stock Investment Plan                             8,230          $ 5.25(2)          $   43,208(2)          $   13.09
  Issued under the 1995 Long-Term
   Stock Investment Plan                                291,770          $ 5.63(3)          $1,642,665(3)          $  497.73
  Issued under the May 1996 Options                      50,000          $ 6.00(4)          $  300,000(4)          $   90.91
  To be issued under the 1997 Equity Incentive
   Plan                                                 240,000          $ 5.25(2)          $1,260,000(2)          $  381.78
  Issued under the 1997 Equity Incentive
   Plan                                                  60,000          $ 5.27(5)          $  316,200(5)          $   95.82
  To be issued under the 1997 Non-
   Employee Director Stock Option Plan                   65,000          $ 5.25(2)          $  341,250(2)          $  103.41
  Issued under 1997 Non-Employee
   Director Stock Option Plan                            10,000          $5.125(6)          $   51,250(6)          $   15.53
------------------------------------------------------------------------------------------------------------------------------
     TOTAL                                              725,000                             $3,954,573             $1,198.27
------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among seven subtotals.


(2) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on April 16, 1997.


(3) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $5.63 per share covering 291,770 shares subject to stock options granted under the 1995 Long-Term Stock Investment Plan.


(4) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $6.00 per share covering 50,000 shares subject to the May 1996 Options.


(5) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $5.27 per share covering 60,000 shares subject to stock options granted under the 1997 Equity Incentive Plan.


(6) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $5.125 per share covering 10,000 shares subject to stock options granted under the 1997 Non-Employee Director Stock Option Plan.

                                 ---------------

                                EXPLANATORY NOTE

      This Registration Statement has been filed by Unidigital Inc. (the "Company") in order to register an aggregate of 725,000 shares of Common Stock, as follows: (i) 300,000 shares of Common Stock issuable under the 1995 Long-Term Stock Investment Plan (the "1995 Stock Plan"); (ii) 300,000 shares of Common Stock issuable under the 1997 Equity Incentive Plan (the "1997 Plan"); (iii) 75,000 shares of Common Stock issuable under the 1997 Non-Employee Director Stock Option Plan (the "Director Plan" and, collectively with the 1995 Stock Plan and the 1997 Plan, hereinafter referred to as the "Plans"); and (iv) 50,000 shares of Common Stock issuable under certain options granted outside the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the Plans listed on the cover page of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (taken together with the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

      The Company will provide a written statement to each participant of the Plans advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each Plan participant, upon written or oral request, a copy of all documents containing the Plan information required by Part I that then constitute part of the Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the President and Chief Executive Officer, Unidigital Inc., 20 West 20th Street, New York, New York 10011. Telephone requests may be directed to (212) 337-0330.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been or will be filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

                   (a) The Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                   (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1996.

                   (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on February 1, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation includes a provision that eliminates personal liability for its directors for monetary damages for breach of fiduciary duty, as a director except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the DGCL; and (iv) for any transaction from which the director derived an improper personal benefit.

      As permitted by Section 145 of the DGCL, the By-Laws provide that: (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; (ii) the Company may, in its discretion, indemnify other persons as set forth in the DGCL; (iii) the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding (subject to certain exceptions) to the fullest extent permitted by the DGCL; (iv) rights conferred in the By-Laws are not exclusive; and (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

      The Company, with approval of its Board of Directors, has obtained directors and officers liability insurance with a per claim and annual aggregate coverage limited to $3,000,000.

      At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

   Exhibit                               Description
    Number                               -----------
    ------

     4.1 1995 Long-Term Stock Investment Plan. (Incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form SB-2 (File Number 33-99656) which became effective February 1, 1996.)

     4.2       1997 Equity Incentive Plan. (Incorporated by reference to Exhibit
               10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997, Commission File No. 0-27664.)

     4.3 1997 Non-Employee Director Stock Option Plan. (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997, Commission File No. 0-27664.)

     4.4 Stock Option Agreement dated February 1, 1996 evidencing an option to purchase 50,000 shares of the Company's Common Stock by Terence G. Warville.

     5         Opinion of Buchanan Ingersoll.

     23.1      Consent of Cornick, Garber & Sandler, LLP.

     23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

     23.3      Consent of Blick Rothenberg.

     23.4      Consent of Ernst & Young LLP.

     24        Power of Attorney (see "Power of Attorney" below).

ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of April, 1997.

                                 UNIDIGITAL INC.

                                 By: /s/William E. Dye
                                     -----------------------------------------
                                          William E. Dye
                                          Chairman of the Board, President
                                          and Chief Executive Officer



                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William E. Dye, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                       DATE
        ---------                          -----                       ----

/s/ William E. Dye            Chairman of the Board,              April 22, 1997
-----------------------       President, Chief Executive
William E. Dye                Officer and Director (principal
                              executive officer and principal
                              financial and accounting
                              officer)

/s/Peter Saad                 Senior Vice President, Chief        April 22, 1997
-----------------------       Operating Officer and Director
Peter Saad

/s/Anthony Manser             Vice President and Director         April 22, 1997
-----------------------
Anthony Manser

/s/Harvey Silverman           Director                            April 22, 1997
-----------------------
Harvey Silverman

/s/David Wachsman             Director                            April 22, 1997
-----------------------
David Wachsman

                                EXHIBIT INDEX


   Exhibit                         Description                             Page
   Number                          -----------                            Number
   ------                                                                 ------

     4.1 1995 Long-Term Stock Investment Plan. (Incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form SB-2 (File Number 33-99656) which became effective February 1, 1996.)

     4.2 1997 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997, Commission File No. 0-27664.)

     4.3      1997 Non-Employee Director Stock Option Plan.
              (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1997, Commission File No. 0-27664.)

     4.4 Stock Option Agreement dated February 1, 1996 evidencing an option to purchase 50,000 shares of the Company's Common Stock by Terence G. Warville.

     5        Opinion of Buchanan Ingersoll.

     23.1     Consent of Cornick, Garber & Sandler, LLP.

     23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

     23.3     Consent of Blick Rothenberg.

     23.4     Consent of Ernst & Young LLP.

     24       Power of Attorney (included on signature page).